EXHIBIT 99.1

Quanex Building Products Corporation Fiscal Third Quarter 2009 Results

             Company Experienced Healthy Pickup in Seasonal Demand
                   $0.22 Diluted EPS from Continuing Operations
                    $100 Million Cash and Equivalents Balance
                 Raised Guidance for the Fiscal Fourth Quarter

HOUSTON, Sept. 1, 2009 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) today reported fiscal third quarter 2009 results for the period ending July 31. With net sales of $164.0 million, Quanex reported income from continuing operations of $8.1 million, which included $2.3 million of LIFO income primarily associated with its Aluminum Sheet Products group. Earnings from continuing operations were $0.22 per diluted share, which included $0.04 per diluted share of LIFO income. The Company reported that a better than expected pickup in seasonal demand at its two operating groups, Engineered Products and Aluminum Sheet Products, together with an improved aluminum spread (sales less material costs), bolstered financial results.

 Quarterly Highlights
 --------------------
 * Net sales were $164.0 million.
 * Operating income was $12.4 million.
 * Cash and equivalents totaled $99.9 million.
 * Capital expenditures were $12.8 million.
 * Cash provided by operating activities was $32.6 million for the nine months.

 Quarterly Commentary
 --------------------
 ENGINEERED PRODUCTS  (in millions)
                                                    3rd qtr    3rd qtr
                                                      2009       2008
                                                    -------    -------
 Net sales                                          $  93.4    $ 115.3
 Operating income                                   $  11.2    $  12.6

Engineered Products is focused on providing leading OEM window and door customers with value-added fenestration components, products, and systems. Key market drivers are U.S. residential housing starts and remodeling activity.

"The U.S. residential housing market dropped 42% in our third quarter compared to a year ago, while residential remodeling activity was estimated to be off about 15%," said David D. Petratis, president and chief executive officer of Quanex Building Products. "The Engineered Products segment outperformed the market with third quarter sales down 19% from the year ago period, and we believe some key OEM window and door customers picked up market share. Our sales improved throughout the quarter as the much awaited seasonal pick-up in residential building activity finally arrived, and that demand was better than we had originally forecasted. The segment's operating income was a respectable $11.2 million, the result of higher volumes and continuing to operate the businesses in a very lean manner. While we expect this seasonal improvement to benefit Engineered Products' fourth quarter operating results, we remain cautious about the health of the overall market as both new and existing home inventories remain at high levels. As we have done all year, we will continue to size our business and inventories at conservative levels."

 ALUMINUM SHEET PRODUCTS (in millions)
                                                    3rd qtr    3rd qtr
                                                      2009       2008
                                                    -------    -------
 Net sales                                          $  74.3    $ 130.5
 Operating income                                   $   3.5    $  12.1
 Shipped pounds                                          65         74

Aluminum Sheet Products is a leading provider of common alloy aluminum sheet products for the building & construction, transportation and other consumer durable markets. Key market drivers are U.S. residential housing starts and remodeling activity.

"London Metal Exchange (LME) aluminum prices in the quarter finally showed meaningful improvement after hitting an inflation adjusted low of $0.57 per pound during the second quarter, climbing back to over $0.80 per pound by the end of the third quarter. Our aluminum spread had a significant recovery in the third quarter too, up 56% compared to the second quarter. However, spread is still off 26% from the third quarter last year," Petratis said. "We shipped 65 million pounds of finished aluminum sheet in the quarter, down only 12% from the year ago quarter, and up an impressive 49% from the second quarter. Healthy seasonal demand, customers' selectively restocking inventory and our taking advantage of some short lead time sales opportunities contributed to the improved shipments. For the segment's fourth quarter, we expect to report even higher shipments with spread essentially unchanged from the third quarter."

Cash Position

"At quarter end, we had a cash balance of $100 million," Petratis said. "Generating healthy cash flows while limiting our spending remain top priorities for us. Cash from operations for the nine months ended fiscal 2009 was $32.6 million."

Business Outlook

"We believe that high unemployment, large inventories of homes for sale, shaky consumer confidence and troubling rates of home foreclosures will continue to negatively impact our outlook for the next twelve months. However, on a more optimistic note, we do believe that both new home construction and remodeling activity have finally bottomed. Because we are uncertain as to how long our end markets will remain at today's depressed levels, we will continue to operate our businesses with minimal levels of materials and reduced staffs," said Petratis. "This uncertainty carries through to our inability to precisely estimate segment operating income for our fourth quarter. At this time, we expect Engineered Products to report $8 million to $10 million of pre-tax income, and Aluminum Sheet Products to report $4 million to $6 million of pre-tax income in the fourth quarter. These estimates exclude corporate expenses. For Quanex Building Products, we continue to expect a loss for fiscal 2009, excluding impairment charges and LIFO amounts."

Non-GAAP Financial Measures

Income from Continuing Operations Excluding LIFO

Income from continuing operations excluding LIFO is a non-GAAP financial measure. The Company believes this non-GAAP financial measure provides a consistent basis for comparison between quarters and enhances the understanding of the performance of its operations.

Set forth below is a reconciliation of reported income from continuing operations and reported diluted earnings per share from continuing operations to income from continuing operations excluding LIFO and diluted earnings per share from continuing operations excluding LIFO. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters, and enhance the understanding of the performance of our operations as they are not influenced by certain costs incurred during the periods that are believed to be special and related to specific, infrequent items. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

                                     Three months ended July 31,
 (in millions except          ----------------------------------------
  diluted EPS)                       2009                  2008
                              ------------------    ------------------
                                         Diluted               Diluted
                               Income      EPS       Income      EPS
                              --------  --------    --------  --------

 Income (loss) from
  continuing operations,
  as reported                 $    8.1  $   0.22    $    8.8  $   0.24
   LIFO charge (income)          (1.4)    (0.04)         3.3      0.08
                              --------  --------    --------  --------
 Income (loss) from
  continuing operations,
  excluding LIFO              $    6.7  $   0.18    $   12.1  $   0.32
                              ========  ========    ========  ========

 Diluted weighted average
  common shares outstanding
  (in thousands)                          37,581                37,509

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $0.03 per share on the Company's common stock, payable September 30, 2009, to shareholders of record on September 15, 2009.

Corporate Profile

Quanex Building Products Corporation is an industry-leading manufacturer of engineered materials, components and systems serving the U.S. residential window and door markets. It is an ROIC-driven company that grows shareholder returns through a combination of organic growth via new products and programs, and strategic acquisitions.

The Quanex Building Products Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1117

Financial Statistics as of 07/31/09

Book value per common share: $10.89; Total debt to capitalization: 0.6%; Actual number of common shares outstanding: 37,650,312.

Definitions

Book value per common share -- calculated as total stockholders' equity as of balance sheet date divided by actual number of common shares outstanding;

Total debt to capitalization -- calculated as the sum of both the current and long term portion of debt, as of balance sheet date, divided by the sum of both the current and long term portion of debt plus total stockholders' equity as of balance sheet date;

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's 10-K filing on December 18, 2008, under the Securities Exchange Act of 1934, in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

For additional information, visit the Company's website at www.quanex.com.

QUANEX BUILDING PRODUCTS CORPORATION
 INDUSTRY SEGMENT INFORMATION
 (In thousands)
 (Unaudited)

  Three months ended                              Nine months ended
        July 31,                                       July 31,
 ----------------------                         ----------------------
    2009        2008                               2009        2008
 ----------  ----------                         ----------  ----------
                         Net Sales:

 $   93,352  $  115,261   Engineered Products   $  223,419  $  295,031
                          Aluminum Sheet
     74,254     130,540    Products                175,419     340,889
 ----------  ----------                         ----------  ----------
    167,606     245,801    Building Products       398,838     635,920

    (3,629)     (5,463)    Eliminations            (8,767)    (13,332)
 ----------  ----------                         ----------  ----------

 $  163,977  $  240,338     Net Sales           $  390,071  $  622,588
 ==========  ==========                         ==========  ==========

                         Operating Income*:

 $   11,229  $   12,590   Engineered Products   $(156,521)  $   19,781
                          Aluminum Sheet
      3,467      12,110    Products               (36,295)      27,695
 ----------  ----------                         ----------  ----------

     14,696      24,700    Building Products     (192,816)      47,476

    (2,267)    (10,328)    Corporate and Other     (7,535)    (50,493)
 ----------  ----------                         ----------  ----------

                            Operating Income
 $   12,429  $   14,372      (Loss)             $(200,351)  $  (3,017)
 ==========  ==========                         ==========  ==========

 ---------------
 * Operating income reflects non-cash impairment charge of $182,562:

                            Nine Months Ended
                              July 31, 2009
                            -----------------
                              (In thousands)

 Engineered Products        $       (162,173)
 Aluminum Sheet Products             (20,389)
                            -----------------
  Total impairment loss     $       (182,562)
                            =================

 QUANEX BUILDING PRODUCTS CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)
 (Unaudited)

  Three months ended                              Nine months ended
        July 31,                                       July 31,
 ----------------------                         ----------------------
    2009        2008                               2009        2008
 ----------  ----------                         ----------  ----------

 $  163,977  $  240,338  Net sales              $  390,071  $  622,588
                         Cost of sales
                          (exclusive of items
                           shown separately
    129,009     200,443    below)                  340,060     518,296
                         Selling, general and
                          administrative
     14,532      17,002   expense                   43,159      80,682
                         Impairment of goodwill
         --          --   and intangibles          182,562          --
                         Depreciation and
      8,007       8,521   amortization              24,641      26,627
 ----------  ----------                         ----------  ----------
                         Operating income
     12,429      14,372    (loss)                (200,351)     (3,017)
      (129)       (118)  Interest expense            (360)       (356)
         28         326   Other, net                   327       4,876
 ----------  ----------                         ----------  ----------
                         Income (loss) from
                          continuing operations
     12,328      14,580   before income taxes    (200,384)       1,503
                         Income tax benefit
    (4,191)     (5,762)   (expense)                 47,962       (609)
 ----------  ----------                         ----------  ----------
                         Income (loss) from
      8,137       8,818   continuing operations  (152,422)         894
                         Income (loss) from
                          discontinued
                          operations, net of
         --          --   taxes                         --       5,675
 ----------  ----------                         ----------  ----------
 $    8,137  $    8,818  Net income (loss)      $(152,422)  $    6,569
 ==========  ==========                         ==========  ==========

                         Basic earnings per
                           common share:
                          Earnings (loss) from
                           continuing
 $     0.22  $     0.24    operations           $   (4.08)  $     0.02
                          Income (loss) from
                           discontinued
 $       --  $       --    operations           $       --  $     0.16
 ----------  ----------                         ----------  ----------
                          Basic earnings (loss)
 $     0.22  $     0.24    per common share     $   (4.08)  $     0.18
 ----------  ----------                         ----------  ----------

                         Diluted earnings per
                           common share:
                          Earnings (loss) from
                           continuing
 $     0.22  $     0.24    operations           $   (4.08)  $     0.02
                          Income (loss) from
                           discontinued
 $       --  $       --    operations           $       --  $     0.15
 ----------  ----------                         ----------  ----------
                          Diluted earnings
 $   0.22    $     0.24    (loss) per share     $   (4.08)  $     0.17
 ----------  ----------                         ----------  ----------

                         Weighted average common
                          shares outstanding:
     37,335      37,333   Basic                     37,334      37,255
     37,581      37,509   Diluted                   37,334      38,896

 QUANEX BUILDING PRODUCTS CORPORATION
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)
 (Unaudited)

  July 31,                                                 October 31,
    2009                                                       2008
 ---------------------------------------------------------------------
             Assets
 $   99,896  Cash and equivalents                           $   67,413
     71,354  Accounts receivable, net                          101,211
     40,107  Inventories, net                                   63,848
      8,904  Deferred income taxes                              10,932
      5,299  Other current assets                                6,239
 ----------  ---------------------------------------------  ----------
    225,560    Total current assets                            249,643
    146,584  Property, plant and equipment, net                157,389
     54,699  Deferred income taxes                               3,875
     25,189  Goodwill                                          196,338
     48,112  Intangible assets, net                             62,476
     10,088  Other assets                                       11,126
 ----------  ---------------------------------------------  ----------
 $  510,232    Total assets                                 $  680,847
 ==========  =============================================  ==========
             Liabilities and stockholders' equity
 $   54,041  Accounts payable                               $   79,512
     26,621  Accrued liabilities                                38,316
        323  Current maturities of long-term debt                  363
 ----------  ---------------------------------------------  ----------
     80,985    Total current liabilities                       118,191
      1,945  Long-term debt                                      2,188
      1,960  Non-current environmental reserves                  2,485
     15,471  Other liabilities                                  10,155
 ----------  ---------------------------------------------  ----------
    100,361    Total liabilities                               133,019
    409,871    Total stockholders' equity                      547,828
 ----------  ---------------------------------------------  ----------
 $  510,232    Total liabilities and stockholders' equity   $  680,847
 ==========  =============================================  ==========

 QUANEX BUILDING PRODUCTS CORPORATION
 CONSOLIDATED STATEMENTS OF CASH FLOW
 (In thousands)
 (Unaudited)

                                                 Nine months ended
                                                      July 31,
                                              ------------------------
                                                  2009         2008
                                              ----------    ----------

 Operating activities:
  Net income (loss)                           $(152,422)    $    6,569
  Income from discontinued operations                 --       (5,675)
                                              ----------    ----------

  Net income from continuing operations        (152,422)           894
  Adjustments to reconcile net income
   (loss) to cash provided by operating
   activities:
    Depreciation and amortization                 24,692        26,648
    Impairment of goodwill and intangibles       182,562            --
    Deferred income taxes                       (30,496)         2,891
    Stock-based compensation                       2,328        25,504
                                              ----------    ----------
                                                  26,664        55,937
  Changes in assets and liabilities, net
   of effects from acquisitions,
   dispositions and the Separation:
    Decrease (Increase) in accounts
     receivable                                   28,112      (19,147)
    Decrease (Increase) in inventory              23,749       (6,337)
    Decrease (Increase) in other current
     assets                                        (105)           820
    Increase (Decrease) in accounts
     payable                                    (25,506)         3,461
    Increase (Decrease) in accrued
     liabilities                                 (6,864)       (1,840)
    Increase (Decrease) in income taxes         (18,900)         3,774
    Other, net                                     5,473       (2,741)
                                              ----------    ----------
  Cash provided by (used for) operating
   activities from continuing operations          32,623        33,927
  Cash provided by (used for) operating
   activities from discontinued
   operations                                         --        25,127
                                              ----------    ----------
 Cash provided by (used for) operating
  activities                                      32,623        59,054
                                              ----------    ----------
 Investing activities:
  Capital expenditures, net of
   retirements                                  (12,813)      (11,529)
  Proceeds from property insurance
   claims settlement                               1,000            --
  Other, net                                          --          (23)
                                              ----------    ----------
   Cash provided by (used for) investing
    activities from continuing operations       (11,813)      (11,552)
   Cash provided by (used for) investing
    activities from discontinued
    operations                                        --        34,113
                                              ----------    ----------
 Cash provided by (used for) investing
  activities                                    (11,813)        22,561
                                              ----------    ----------
 Financing activities:
  Repayments of long-term debt                     (361)       (1,464)
  Common dividends paid                          (3,390)       (1,128)
  Funding from Separation                         15,401        32,735
  Other, net                                        (10)         (293)
                                              ----------    ----------
   Cash provided by (used for) financing
    activities from continuing
    operations                                    11,640        29,850
   Cash provided by (used for) financing
    activities from discontinued
    operations                                        --      (46,183)
                                              ----------    ----------
 Cash provided by (used for) financing
  activities                                      11,640      (16,333)
                                              ----------    ----------
  Effect of exchange rate changes on
   cash and equivalents                               33          (71)
 LESS: (Increase) Decrease in cash and
  equivalents from discontinued
  operations                                          --      (13,057)
                                              ----------    ----------
 Increase (Decrease) in cash and
  equivalents from continuing operations          32,483        52,154
 Beginning of period cash and equivalents         67,413         1,778
                                              ----------    ----------
 End of period cash and equivalents           $   99,896    $   53,932
                                              ==========    ==========

CONTACT:  Quanex Building Products Corporation
          Financial Contact:
          Jeff Galow
            713-877-5327
          Media Contact:
          Valerie Calvert
            713-877-5305